UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, TX 76177
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s telephone number, including area code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale of Former Corporate Headquarters
On April 11, 2016, Farmer Bros. Co., a Delaware corporation (the "Company" or "Seller") and Bridge Acquisition, LLC, a Delaware limited liability company ("Buyer" and together with Seller, the "Parties") entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") for the sale of certain property, including the Seller's former headquarters, located at 20333 S. Normandie Avenue, Torrance, CA 90502 (the "Torrance Property"), consisting of approximately 665,000 square feet of buildings located on approximately 20.33 acres of land for an aggregate sale price of $43.0 million.

In connection with the Purchase and Sale Agreement, Buyer agreed to pay an aggregate deposit of $2.0 million. The deposit may be retained by Seller if the transaction does not close as a result of Buyer's breach or default under the Purchase and Sale Agreement. The Purchase and Sale Agreement contains representations, warranties and covenants of the Parties, closing conditions, termination provisions including a due diligence period for Buyer that expires on April 18, 2016, subject to extension for up to two additional weeks, and other provisions customary for similar transactions. Assuming that Buyer completes a satisfactory due diligence inspection and certain other conditions are satisfied, the closing of the sale of the Torrance Property will take place on June 30, 2016, unless otherwise extended as set forth in the Purchase and Sale Agreement.

Pursuant to the Purchase and Sale Agreement, Seller is entitled to lease back the Torrance Property for an Initial Term of four months, subject to two one-month extensions at Seller's option. There are no material relationships between Buyer and the Company, or any of its affiliates, directors, officers, or their associates, other than in respect of the transactions contemplated by the Purchase and Sale Agreement.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Purchase and Sale Agreement which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Capitalized terms used in this section without definition are defined in the Purchase and Sale Agreement.

Forward-Looking Statements
Certain statements contained in this report, including the expected sale of the Company’s former headquarters, and the expected proceeds from the sale, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of completion of the sale; the risk that a condition to closing the proposed transaction may not be satisfied; the diversion of management time on transaction-related issues; weather and special or unusual events, as well as, other risks described in this report and other factors described from time to time in the Company's filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer